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                                                                   Exhibit 10.16

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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                            OPTIUM CORPORATION, INC.,

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                  MAY 25, 2004

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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated May 25, 2004, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 5 Radnor Corp. Center, 100 Matsonford Drive, Suite 555, Radnor, Pennsylvania, 19087 and OPTIUM CORPORATION, a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is 500 Horizon Drive, Clalfont, Pennsylvania, 18914 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.   ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.   LOAN AND TERMS OF PAYMENT

2.1  PROMISE TO PAY.

     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 REVOLVING ADVANCES.

     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line minus all amounts for services utilized under the Cash Management Services Sublimit, (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve (collectively, the "Sublimit Outstandings") or (B) the Borrowing Base, minus the Sublimit Outstandings. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note.

     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Loan Payment/Advance Request Form attached as EXHIBIT B (the "Payment/Advance Form"). Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

     (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2 LETTERS OF CREDIT SUBLIMIT.

     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus the Sublimit Outstandings; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and Sublimit Outstandings may not at any time exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further

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documentation in connection with the Letters of Credit as Bank may reasonably request. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, its standard letter of credit fees (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees"). Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank.

2.1.3 FOREIGN EXCHANGE SUBLIMIT.

     If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which together with all Sublimit Outstandings is a maximum of Five Hundred Thousand Dollars ($500,000) (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4 CASH MANAGEMENT SERVICES SUBLIMIT.

     Borrower may use up to Five Hundred Thousand Dollars ($500,000) for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"), provided that the aggregate amount of all Cash management Services and Sublimit Outstandings can not exceed Five Hundred Thousand Dollars ($500,000). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.1.5 EQUIPMENT ADVANCES.

     (a) Through September 30, 2004 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance Equipment purchased on the date of each Equipment Advance and may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may constitute up to twenty five percent (25%) of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of Fifty Thousand Dollars ($50,000). The number of Equipment Advances is limited to six (6).

     (b) Interest accrues from the date of each Equipment Advance at the rate in
Section 2.3 (a) and is payable monthly. Equipment Advances outstanding on the Equipment Availability End Date are payable in thirty (30) equal monthly installments of principal, plus accrued interest, beginning on the first (1st) day of each month commencing on October 1, 2004 and ending on April 1, 2007 (the "Equipment Maturity Date"). All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrower to Bank on the Closing. Equipment Advances when repaid may not be reborrowed.

     (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.


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2.2  OVERADVANCES.

     If Borrower's Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

2.3  INTEREST RATE, PAYMENTS.

     (a) Interest Rate. (i) Advances accrue interest on the outstanding principal at a per annum rate of one and three quarters of one (1.75) percentage point above the Prime Rate, until such time as Borrower has EBITDA in excess of $1.00 as of any quarter end and commencing on the first day of the first calendar quarter thereafter at the rate of at one and one quarter (1.25) percentage point in excess of the Prime Rate. (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of two and one half (2.5) percentage points above the Prime Rate. After and during the continuance of an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     (b) Payments. Interest due on the Committed Revolving Line is payable on the fifth (5th) day of each month. Interest due on the Equipment Advances is payable on the first (1st) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number __________________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4  FEES.

     Borrower will pay:

     (a) FACILITY FEE. A fully earned, nonrefundable fee in the amount of Seventeen Thousand Five Hundred Dollars ($17,500).

     (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.   CONDITIONS OF LOANS

3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be true in all material respects on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respect.

4.   CREATION OF SECURITY INTEREST

4.1  GRANT OF SECURITY INTEREST.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the


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Collateral. Bank upon the occurrence and during the continuance of any Event of
Default, may place a "hold" on any deposit account of Borrower maintained with Bank. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2  AUTHORIZATION TO FILE.

     Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

5.1  DUE ORGANIZATION AND AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in the State of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower and each Subsidiary's exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2  COLLATERAL.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Substantially all of the Equipment financed under this Agreement will be kept at Borrower's location in Pennsylvania set forth in the first paragraph of this Agreement.

5.3  LITIGATION.

     There are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5  SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6  REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of


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Governors). Borrower has complied in all material respects with the Federal Fair
Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in compliance with all applicable laws. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7  SUBSIDIARIES.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8  FULL DISCLOSURE.

     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.   AFFIRMATIVE COVENANTS

     Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

6.1  GOVERNMENT COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

     (b) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT C. with aged listings of accounts receivable.


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     (c) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

     (d) Allow Bank to audit Borrower's Collateral at Borrower's expense, including an initial audit within thirty (30) days of the Closing Date. Such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing. Such audits will be conducted during normal business hours and prior to an Event of Default, following reasonable notice to Borrower.

6.3  INVENTORY; RETURNS.

     Borrower will keep all Inventory in good and marketable condition, ordinary wear and tear and damage by fire or other casualty excepted free from material defects for which Borrower is responsible. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4  TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5  INSURANCE.

     Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6  PRIMARY ACCOUNTS.

     Borrower will maintain its primary operating accounts and excess funds with Bank.

6.7  FINANCIAL COVENANTS.

     Borrower will maintain as of the last day of each month (unless otherwise stated below):

     (A) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least
1.50 to 1.00.

     (B) TANGIBLE NET WORTH. A Tangible Net Worth of at least the sum of (i) $10,000,000 plus (ii) sixty percent (60%) of consolidated net income (without regard to any loss) from each quarter of the Borrower.

6.8  FURTHER ASSURANCES.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS

     Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

7.1  DISPOSITIONS.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, EXCEPT for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses of Intellectual Property and similar


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arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2  CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or if Eitan Gertel ceases to be actively involved in the day to day management of the Borrower for any reason, or any other member of senior management ceases to be actively involved in the day to day management of the Borrower (and a replacement satisfactory to Bank is not appointed within sixty
(60) days of such occurrence), or a change in its ownership of greater than twenty five percent (25%) (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment). Borrower will not, without at least thirty (30) days prior written notice, change its state of formation, relocate its chief executive office or add any new offices or business locations.

7.3  MERGERS OR ACQUISITIONS.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, without Bank's prior consent, which consent will not be unreasonably withheld. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4  INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5  ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6  DISTRIBUTIONS; INVESTMENTS.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so, without Bank's prior consent, which consent will not be unreasonably withheld. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than the repurchase of capital stock from former employees in an aggregate amount not to exceed $300,000, prior to the occurrence of an Event of Default.

7.7  TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, without Bank's prior consent, which consent will not be unreasonably withheld, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arms length transaction with a nonaffiliated Person.

7.8  SUBORDINATED DEBT.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9  COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet


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the minimum funding requirements of ERISA, permit a Reportable Event or
Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.10 REGISTRATION OF COPYRIGHTS.

     Borrower will not register any Copyrights without giving Bank prior written notice.

8.   EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

8.1  PAYMENT DEFAULT.

     If Borrower fails to pay any of the Obligations within 3 days of the date due when due;

8.2  COVENANT DEFAULT.

     (a) If Borrower fails to perform any obligation under Section 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3  MATERIAL ADVERSE CHANGE.

     If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

8.4  ATTACHMENT.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5  INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  OTHER AGREEMENTS.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 (which is not cured within any applicable grace period or otherwise waived) or that could cause a Material Adverse Change;


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8.7  JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8  MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9  SUBSIDIARIES.

     Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of Borrower.

9.   BANK'S RIGHTS AND REMEDIES

9.1  RIGHTS AND REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower with Bank or its Affiliate it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintan, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (g) Dispose of the Collateral according to the Code.

9.2  POWER OF ATTORNEY.

     Effective only when an Event of Default occurs and continues. Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3  ACCOUNTS COLLECTION.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4  BANK EXPENSES.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5  BANK'S LIABILITY FOR COLLATERAL.

     If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  REMEDIES CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7  DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.  NOTICES

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimiie to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.  CHOICE OF LAW. VENUE AND JURY TRIAL WAIVER

     Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Pennsylvania provided, however, that if for any reason the Bank can not avail itself of the courts of the Commonwealth of Pennsylvania (other than due to Bank's failure to qualify to do business in Pennsylvania), the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2 INDEMNIFICATION.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's or it's officer's, employees or agents; gross negligence or willful misconduct.

12.3 TIME of ESSENCE.

     Time is of the essence for the performance of all obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 EFFECTIVE DATE.

     Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Agreement as indicated on the signature page to this Agreement.

12.10 ATTORNEYS' FEES, COSTS AND EXPENSES.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.  DEFINITIONS

13.1 DEFINITIONS.

     In this Agreement:

     "ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "BORROWING BASE" is seventy five percent (75%) of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; PROVIDED, HOWEVER, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Uniform Commercial Code, in effect in the Commonwealth of Pennsylvania as in effect from time to time.

     "COLLATERAL" is the property described on EXHIBIT A.

     "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to One Million Dollars ($1,000,000).

     "COMMITTED REVOLVING LINE" is Advances of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

     "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

     "EBITDA" means as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss), PLUS (b) interest expense and income tax provisions for such period, PLUS (c) depreciation and amortization of assets for such period.

     "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; BUT Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 90 days of invoice date;

     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

     (c) Credit balances over 90 days from invoice date;

     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing, except for those certain Accounts from Lucent, Cisco or Scientific Atlantic for which the percentage may be 40%;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "EQUIPMENT" has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.5.

     "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.5.

     "EQUIPMENT MATURITY DATE" is defined in Section 2.1.5.

     "EQUIPMENT TERM NOTE" means that certain Equipment Term Note of even date herewith in the principal amount of One Million Dollars ($1,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FX FORWARD CONTRACT" is defined in Section 2.1.3.

     "FX RESERVE" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is:

     (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

     (c) All design rights which may be available to Borrower now or later created, acquired or held;

     (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "INVENTORY" has the meaning set forth in the Code and includes is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LETTER OF CREDIT" is defined in Section 2.1.2.

     "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 8.3.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "PERMITTED INDEBTEDNESS" is:

     (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c) Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (e) Indebtedness secured by Permitted Liens.

     "PERMITTED INVESTMENTS" are:

     (a) Investments shown on the Schedule and existing on the Closing Date; and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     "PERMITTED LIENS" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, IF the Lien is confined to the property and improvements and the Proceeds of the equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, IF the licenses and sublicenses permit granting Bank a security interest;

     (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm joint stock company, estate, entity or government agency.

     "PROCEEDS" has the meaning described in the Code as in effect from time to time.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "REVOLVING MATURITY DATE" is May 24 2005.

     "REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

     "SCHEDULE" is any attached schedule of exceptions.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

     "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

BORROWER:

OPTIUM CORPORATION


By: /s/ Eitan Gertel
    ---------------------------------
Name: Eitan Gertel
Title: President


BANK:

SILICON VALLEY BANK


By: /s/ William Howell
    ---------------------------------
Name: William Howell
Title: Senior Vice President

Effective as of _______________, 2004

                               EQUIPMENT TERM NOTE

$1,000,000                                                  Radnor, Pennsylvania
                                                                    May 25, 2004

     FOR VALUE RECEIVED, the undersigned, OPTIUM CORPORATION, a Delaware corporation ("Borrower") promises to pay to the order of SILICON VALLEY BANK, a California-chartered bank, ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all equipment advances ("Equipment Advances") made by Bank to Borrower in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of One Million Dollars ($1,000,000) ("Principal Sum"), or so much thereof as may be advanced and remains unpaid. Borrower may request Equipment Advances under this Note from and until the "Equipment Availability End Date". The unpaid Principal Sum, together with interest thereon at the rate or rates provided in the Loan Agreement, shall be payable as set forth in the Loan Agreement.

     This Note is "Equipment Term" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This
Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Equipment Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Equipment Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower with respect to Equipment Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

          The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of Borrower to pay to Bank within 3 days of the date due any and all amounts payable by Borrower to Bank under the terms of this Note; or

          (b) The occurrence and continuance of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence and during the continuance of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Pennsylvania, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF PENNSYLVANIA, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR

ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

WITNESS/ATTEST:                         OPTIUM CORPORATlON


/s/ Illegible                           By: /s/ Eitan Gertel
-------------------------------------       ------------------------------(SEAL)
                                            Name: Eitan Gertel
                                            Title: President

                            REVOLVING PROMISSORY NOTE

$2,500,000                                                  Radnor, Pennsylvania
                                                                    May 25, 2004

     FOR VALUE RECEIVED, the undersigned, OPTIUM CORPORATION, a Delaware corporation ("Borrower") promises to pay to the order of Silicon Valley Bank, a California-chartered bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) ("Principal Sum"), or so much thereof as may be advanced or readvanced and remains unpaid. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances, as follows:

     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest in accordance with the Loan Agreement. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing June 5, 2004, and continuing on the same day of each calendar month thereafter to maturity; and

          (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Maturity Date.

     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     Borrower further agrees that, if any payment made by Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by Bank to Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     This Note is the "Revolving Promissory Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This Note is secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of Borrower to pay to Bank within 3 days of the date due any and all amounts payable by Borrower to Bank under the terms of this Note; or

          (b) The occurrence and continuance of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence and during the continuance of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Pennsylvania, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF PENNSYLVANIA, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS

LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

WITNESS/ATTEST:                         OPTIUM CORPORATION


/s/ Illegible                           By: /s/ Eitan Gertel
-------------------------------------       ------------------------------(SEAL)
                                            Name: Eitan Gertel
                                            Title: President

                                 THIRD AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into this 5th day of June, 2006, by and between SILICON VALLEY BANK ("Bank") and OPTIUM CORPORATION, a corporation organized and in good standing in the State of Delaware ("Borrower") whose address is 500 Horizon Drive, Chalfont, Pennsylvania, 18914.

                                    RECITALS

     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 24, 2004 (as the same may from time to time be further amended, modified, supplemented or restated, the "Loan Agreement").

     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

     C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     2. AMENDMENTS TO LOAN AGREEMENT.

          2.1 SECTION 2.3(A) (INTEREST RATE). Section 2.3(a) is amended in its entirety and replaced with the following:

          (a) Interest Rate. (i) Advances accrue interest on the outstanding principal at a per annum rate of three quarters of one (0.75%) percentage point in excess of the Prime Rate; and (ii) each Supplemental Equipment Advance accrues interest on the outstanding principal balance at the greater of (y) seven and one quarter percent (7.25%) per annum or (z) one and one half percent (1.5%) above the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. Any interest rate tied to the Prime Rate, increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

          2.2 SECTION 6.6 (PRIMARY ACCOUNTS). Section 6.6 is amended in its entirety and replaced with the following::

          6.6 Primary Accounts.

          Borrower will maintain its primary operating accounts and excess funds with Bank, which accounts at all times shall have not less than $5,000,000 in available funds.

          2.3 SECTION 6.7(B) (TANGIBLE NET WORTH). Section 6.7(b) is amended in its entirety and replaced with the following:

          (b) Tangible Net Worth. A Tangible Net Worth of at least the sum of the following amounts at the following times:

          (i)  Period:                         Tangible Net Worth:
               -------                         -------------------
               through March 31, 2007          $22,000,000; and
               April 30, 2007 and thereafter   $28,000,000,

          plus, (ii) sixty percent (60%) of consolidated net income (without regard to any loss) from each quarter of the Borrower, and plus, (iii) sixty percent (60%) of the net proceeds of any subsequent equity or subordinated debt raised.

          "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt

          2.4 SECTION 13 (DEFINITIONS). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

          "REVOLVING MATURITY DATE" is the earliest of (a) May 22, 2007 or (b) the occurrence of an Event of Default.

          2.5 COMPLIANCE CERTIFICATE. From and after the effective date hereof, Exhibit D attached hereto shall be the Compliance Certificate for purposes of the Loan Agreement.

     3. LIMITATION OF AMENDMENTS.

          3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

          4.3 The organizational documents of Borrower delivered to Bank on May 24, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     5. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. EFFECTIVENESS. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower's payment of an amendment fee in an amount equal to $7,000, and (c) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK                                    BORROWER

SILICON VALLEY BANK                     OPTIUM CORPORATION


By: /s/ Illegible                       By: /s/ EITAN GERTEL
    ---------------------------------       ------------------------------------
Name: Illegible                         Name: EITAN GERTEL
Title: Illegible                        Title: PRESIDENT/CEO

                      [Signature Page to Amendment to L&SA]